UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2013

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1100 Louisiana Street, 10th Floor, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 381-6500
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On January 1, 2013, we adopted (i) Accounting Standards Update ("ASU") No. 2011-11, Balance Sheet (Topic 210) – Disclosures about Offsetting Assets and Liabilities ("ASU 2011-11"), which enhances disclosures by requiring an entity to disclose information about netting arrangements, including rights of offset, to enable users of its financial statements to understand the effect of those arrangements on its financial position and (ii) ASU No. 2013-01, Balance Sheet (Topic 210) – Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities ("ASU 2013-01"), which provides clarification of the specific instruments that should be considered in these disclosures.  These pronouncements were issued to facilitate comparison between financial statements prepared on the basis of accounting principles generally accepted in the United States and International Financial Reporting Standards.  These updates are effective for annual and interim reporting periods beginning on or after January 1, 2013 and are to be applied retroactively for all comparative periods presented.  The impact of retrospectively adjusting for the adoption of these pronouncements was immaterial to our historical consolidated financial statements.

The following tables present the unaudited retrospective application of ASU 2011-11 and ASU 2013-01 by reconciling gross assets and liabilities reflected on our consolidated balance sheets to the potential effects of netting arrangements on the fair value of our derivative contracts at December 31, 2012 and December 31, 2011 (dollars in millions):

	Offsetting of Financial Assets and Derivative Assets
	Gross Amounts of Recognized Assets	Gross Amounts Offset in the Balance Sheet	Amounts of Assets Presented in the Balance Sheet	Gross Amounts Not Offset in the Balance Sheet
				Financial Instruments	Cash Collateral Received	Amounts That Would Have Been Presented On Net Basis
	(i)	(ii)	(iii) = (i) – (ii)	(iv)		(v) = (iii) – (iv)
As of December 31, 2012:
Commodity derivatives	$61.6	$--	$61.6	$(38.7)	$(15.2)	$7.7
As of December 31, 2011:
Commodity derivatives	$67.3	$--	$67.3	$(53.5)	$--	$13.8

	Offsetting of Financial Liabilities and Derivative Liabilities
	Gross Amounts of Recognized Liabilities	Gross Amounts Offset in the Balance Sheet	Amounts of Liabilities Presented in the Balance Sheet	Gross Amounts Not Offset in the Balance Sheet
				Financial Instruments	Cash Collateral Paid	Amounts That Would Have Been Presented On Net Basis
	(i)	(ii)	(iii) = (i) – (ii)	(iv)		(v) = (iii) – (iv)
As of December 31, 2012:
Commodity derivatives	$45.5	$--	$45.5	$(38.7)	$(4.3)	$2.5
As of December 31, 2011:
Commodity derivatives	$65.0	$--	$65.0	$(53.5)	$(2.3)	$9.2

Derivative assets and liabilities recorded in our consolidated balance sheets are presented on a gross-basis and determined at the individual transaction level.  This presentation method is applied regardless of whether the respective exchange clearing agreements, counterparty contracts or master netting agreements contain netting language often referred to as "rights of offset."  Although derivative amounts are presented on a gross-basis, having rights of offset enable the settlement of a net as opposed to gross receivable or payable amount under a counterparty default or liquidation scenario.

Cash is paid and received as collateral under certain agreements, particularly for those associated with exchange transactions.  For any cash collateral payments or receipts, corresponding assets or liabilities are recorded to reflect the variation margin deposits or receipts with exchange clearing brokers and customers.  These balances are also presented on a gross-basis in our consolidated balance sheets.

The tabular presentations above provide a means for comparing the gross amount of derivative assets and liabilities, excluding associated accounts payable and receivable, to the net amount that would likely be receivable or payable under a default scenario based on the existence of rights of offset in the respective derivative agreements.  Any cash collateral paid or received is reflected in this table, but only to the extent that it represents variation or maintenance margins.  Any amounts associated with derivative prepayments or initial margins that are not influenced by the derivative asset or liability amounts or those that are determined solely on their volumetric notional amounts are excluded from the tables.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

	By:	Enterprise Products Holdings LLC, its general partner

Date: June 3, 2013	By:	/s/ Michael J. Knesek
Michael J. Knesek
Senior Vice President, Controller and Principal Accounting Officer of Enterprise Products Holdings LLC